Exhibit 10.1

WAIVER AND FOURTH AMENDMENT TO

CREDIT AND SECURITY AGREEMENT

THIS WAIVER AND FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is dated as of July 15, 2015, by and among ZS PHARMA, INC., a Delaware corporation (“Borrower”), MIDCAP FUNDING III TRUST, a Delaware statutory trust in its capacity as agent (“Agent”) for the lenders under the Credit Agreement (as defined below) (“Lenders”), and the Lenders.

WITNESSETH:

WHEREAS, Borrower, Lenders and Agent are parties to that certain Credit and Security Agreement, dated as of July 14, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein have the meanings given to them in the Credit Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Borrower certain loans and other extensions of credit in accordance with the terms and conditions thereof;

WHEREAS, certain Events of Default have occurred and are continuing due to Borrower’s failure to comply with (i) Section 4.2(e) (Representations and Covenants) and Section 7.2 (Changes in Business, Management, Ownership, or Business Locations) of the Credit Agreement solely as a result of Borrower’s failure to provide an Access Agreement to Agent in respect of Borrower’s facilities located at 1100 Park Place, San Mateo, California, and (ii) the maximum balance in the Chase Credit Card Security Account in accordance with the definition thereof (each a “Specified Default”, and collectively, the “Specified Defaults”);

WHEREAS, Agent is willing to agree to waive the Specified Defaults solely in accordance with, and subject to, the terms and conditions set forth herein, including, without limitation, the post-amendment obligation for Borrower to deliver an Access Agreement to Agent as more particularly described in the Agreement; and

WHEREAS, Borrower, Agent and Lenders desire to amend certain provisions of the Credit Agreement in accordance with, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1. Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that all Credit Extensions made prior to the date hereof, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Borrower to Agent and Lenders under the Credit Agreement and the other Financing Documents, are unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

2. Waiver of Specified Defaults. In reliance upon the representations, warranties and covenants of Borrower contained in Section 5 hereof, and subject to the satisfaction of each of the terms and conditions of this Agreement, including, without limitation, those set forth in Section 6, hereof, Agent hereby waives the Specified Defaults; provided that other than the Specified Defaults, nothing in this Agreement is intended or shall be construed to be a waiver by Agent of any Default or Event of Default, which may currently exist or hereafter occur after giving effect to this Agreement.

3. Amendments to Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 6 below, the Agent and Lenders hereby agree that:

(a) Section 6.6 shall be amended by deleting the last sentence of Section 6.6 in its entirety and replacing it with the following:

“The provisions of the previous sentence shall not apply to, and for purposes of provisions relating to perfection and control, the term Collateral Account shall not include (i) the Chase Credit Card Security Account, (ii) the Subject LC Account (but only so long as such Subject LC Account is being used for the sole purpose of securing the amounts owing to the landlord under the Subject Lease) and (iii) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Credit Party’s employees and identified to Agent by Borrower as such; provided, however, that at all times Borrower shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account.”

(b) Section 15 shall be amended by deleting and replacing in its entirety the following definitions:

(i)	“‘Chase Credit Card Security Account’ means that certain deposit account of Borrower ending in xxxxxx1553 with JPMorgan Chase Bank, as depository institution, the sole purpose of which is to secure Borrower’s corporate credit card issued by JPMorgan Chase Bank, in an amount not to exceed the lesser of (i) $500,000 and (ii) Borrower’s credit limit under such corporate credit with JPMorgan Chase Bank securing the company credit card, together with any replacement Deposit Accounts used solely for such purpose and subject to such limitations.’”

(ii)

“‘Permitted Contingent Obligations’ means (a) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (b) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate at any time outstanding; (c) Contingent Obligations arising under indemnity agreements with title insurers; (d) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Article 7; (e) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any swap contract, provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary

Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; (f) Contingent Obligations in the form of the Subject LC so long as the sole purpose of such Subject LC remains to secure amounts owing under the Subject Lease and provided that the aggregate face amount of such letter of credit does not at any time exceed One Million Five Hundred Thousand Dollars ($1,500,000) or such lesser amount as may be required under the Subject Lease; (g) Contingent Obligations existing or arising in connection with cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards and check cashing services) offered by Silicon Valley Bank to Borrower, provided that the aggregate face amount of all such cash management services does not at any time exceed Three Hundred Thousand Dollars ($300,000); and (h) other Contingent Obligations not permitted by clauses (a) through (g) above, not to exceed $25,000 in the aggregate at any time outstanding.”

(iii)

“‘Permitted Liens’ means: (a) Liens existing on the Closing Date and shown on the Disclosure Schedule or arising under this Agreement and the other Financing Documents; (b) (i) purchase money Liens (A) on Equipment acquired or held by a Credit Party incurred for financing the acquisition of the Equipment, or (B) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment and (ii) Liens on Equipment subject to Equipment leases with third party Equipment lenders or lessors or with manufacturers or suppliers of Equipment, to the extent that the aggregate amount secured by such Liens described in clauses (b)(i) and (b)(ii) does not exceed Three Million Dollars ($3,000,000) in the aggregate amount outstanding at any time; (c) Liens for Taxes, either not delinquent or being contested in good faith and for which adequate reserves are maintained on the Books of the Credit Party against whose asset such Lien exists, provided that (i) no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the treasury regulations adopted thereunder, (ii) the aggregate amount of such Taxes secured by such Liens does not at any time exceed for all Credit Parties Two Hundred Fifty Thousand Dollars ($250,000), and (iii) notwithstanding the foregoing, Permitted Liens shall in any case include Liens for Taxes secured by such Liens as do not at any time exceed for all Credit Parties Twenty Thousand Dollars ($20,000); (d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided that they have no priority over any of Agent’s Lien and the aggregate amount of such Liens for all Credit Parties does not any time exceed One Hundred Thousand Dollars ($100,000); (e) leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest; (f) banker’s liens, rights of set-off and Liens in favor of financial institutions incurred made in the Ordinary Course of Business arising in connection with a Credit Party’s Collateral Accounts provided that such Collateral Accounts are subject to a Control Agreement to the extent required hereunder; (g) Liens to secure payment of workers’

compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA); (h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (i) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Change; (j) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (b) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase; (k) Permitted Licenses; (l) deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the Ordinary Course of Business which secure obligations in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) at any time; (m) Liens against the Subject LC Account to secure the Subject LC, and (n) (1) Liens in favor of JPMorgan Chase Bank on the Chase Credit Card Security Account and (2) other Liens with respect to Permitted Indebtedness that, in the aggregate for subclauses (n)(1) and (n)(2), do not at any time secure obligations in excess of Six Hundred Thousand Dollars ($600,000).”

(c) Section 15 shall be further amended by adding the following new definitions in appropriate alphabetical order:

“‘Subject LC’ means that certain letter of credit numbered SVBSF009970 issued by Silicon Valley Bank in the aggregate amount of, and not to exceed, $1,500,000 (or such lesser amount as may be required under the Subject Lease) for the sole purpose of securing amounts owing to the landlord under the Subject Lease and any replacement letter of credit that may be issued by Silicon Valley Bank from time to time for the same purpose and subject to the same conditions.

“‘Subject LC Account’ means that certain certificate of deposit ending in ******8936 established by Borrower and maintained at Silicon Valley Bank for the sole purpose of being cash collateral to secure the face amount of the Subject LC and any replacement certificate of deposit maintained at Silicon Valley Bank established for the same purpose and subject to the same conditions.”

“‘Subject Lease’ means that certain Office Lease, dated as of April 29, 2015, by and between Borrower and Park Place Realty Holding Company, Inc., a Delaware corporation with respect to the third floor of that certain building located at 1100 Park Place, San Mateo, California.”

(d) Credit Facility #2 Schedule: The reference to “June 15, 2015” in the definition of “Commitment Termination Date” set forth for Credit Facility #2 in the Credit Facility Schedule to the Credit Agreement is hereby amended by deleting such date and inserting in lieu thereof “August 15, 2015.”

4. No Other Amendments. Except for the waivers set forth and referred to in Section 2 above and the amendments set forth and referred to in Section 3 above, the Credit Agreement and the other Financing Documents shall remain unchanged and in full force and effect and Borrower hereby ratifies and reaffirms all of its obligations under the Credit Agreement and the other Financing Documents as amended by this Agreement. Nothing in this Agreement is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations.

5. Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrower does hereby warrant, represent and covenant to Agent and Lenders that (i) each representation or warranty of Borrower set forth in the Credit Agreement and other Financing Documents are hereby restated and reaffirmed as true, accurate and complete in all material respects on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date), (ii) other than the Specified Defaults, no Default or Event of Default has occurred and is continuing as of the date hereof and (iii) Borrower has the power and is duly authorized to enter into, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

6. Condition Precedent to Effectiveness of this Agreement. This Agreement shall become retroactively effective as of June 15, 2015 (the “Amendment Effective Date”) upon Agent notifying Borrower in writing that Agent has received one or more counterparts of this Agreement duly executed and delivered by Borrower, Agent and Lenders, in form and substance satisfactory to Agent and Lenders.

7. Post Amendment Obligation. By not later than August 15, 2015, Borrower shall deliver to Agent a completed Access Agreement in form and substance satisfactory to Agent, executed by Borrower, Agent and the landlord, in favor of Agent in respect of Borrower’s facilities located at 1100 Park Place, San Mateo, California. Borrower’s failure to satisfy the obligation set forth in this Section 7 on or before such date (or such later date as Agent shall agree in writing in its sole discretion) shall constitute an immediate and automatic Event of Default.

8. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and each of its Affiliates and Subsidiaries and each of their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Amendment Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the other Financing Documents or transactions thereunder or related thereto.

(b) Borrower understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

9. Covenant Not To Sue. Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to Section 8 above. If Borrower or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

10. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

11. Severability of Provisions. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12. Counterparts. This Agreement may be executed in multiple counterparts (including by electronic mail (pdf) transmittal of executed signature pages), each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

14. Entire Agreement. The Credit Agreement as and when amended through this Agreement embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

15. No Strict Construction, Etc. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Time is of the essence for this Agreement.

16. Costs and Expenses. Borrower absolutely and unconditionally agrees to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and the Lenders in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Financing Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement or transactions contemplated hereby.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Credit and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER:

ZS PHARMA, INC.

By:	/s/ Robert Alexander	(SEAL)

Name:	Robert Alexander

Title:	Chief Executive Officer

ZS PHARMA, INC.

FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

AGENT:

MIDCAP FUNDING III TRUST

By:	Apollo Capital Management, L.P.,

its investment manager

By:	Apollo Capital Management GP, LLC,

its general partner

By:	/s/ Maurice Amsellem	(SEAL)

Name:	Maurice Amsellem

Title:	Authorized Signatory

ZS PHARMA, INC.

FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

LENDERS:

MIDCAP FUNDING III TRUST

By:	Apollo Capital Management, L.P.,

its investment manager

By:	Apollo Capital Management GP, LLC,

its general partner

By:	/s/ Maurice Amsellem	(SEAL)

Name:	Maurice Amsellem

Title:	Authorized Signatory

[signatures continued on next page]

ZS PHARMA, INC,

FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

FLEXPOINT MCLS SPV LLC

By:	/s/ Daniel Edelman	(SEAL)

Name:	Daniel Edelman

Title:	Vice President

[signatures continued on next page]

ZS PHARMA, INC.

FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

SILICON VALLEY BANK

By:	/s/ Derek Brunelle	(SEAL)

Name:	Derek Brunelle

Title:	Authorized Signatory

ZS PHARMA, INC.

FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE